UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2025
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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 23A Serangoon North Avenue 5, #01-01, Singapore 554369
1005 Virginia Dr., Fort Washington, PA 19034
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	KLIC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Principal Officers.
On October 28, 2025, Kulicke and Soffa Industries, Inc. (the "Company") announced that due to health reasons, Dr. Fusen Chen has informed the Company’s Board of Directors (the “Board”) that he will retire as President and Chief Executive Officer of the Company and as a member of the Board, effective December 1, 2025 (the “Effective Date”).
Also, on October 28, 2025, the Board appointed Lester Wong, the Company’s current Executive Vice President and Chief Financial Officer, as the Company’s Interim Chief Executive Officer (“Interim CEO”). The Board will conduct a search for a permanent successor among external and internal candidates.
As Dr. Chen transitions from his role and in leading up to his retirement as of the Effective Date, Dr. Chen will support Lester Wong in ensuring a smooth transition and handover. Following the Effective Date, Dr. Chen will serve as an advisor to the Board for a 12-month period from the Effective Date (the “Term”). As payment for his advisory services, Dr. Chen will receive a fee of US$75,000 per month during the Term. If Dr. Chen is terminated by the Company before the end of the Term, other than “for cause”, Dr. Chen will be entitled to continue to receive these monthly payments as if he had remained continuously engaged as an advisor to the Board throughout the Term.
Pursuant to the terms of the Company’s Incentive Compensation Plan, Dr. Chen will receive a pro-rated, annual cash bonus (based on his target opportunity at the Effective Date) for the fiscal year in which he retired. Outstanding performance share unit awards granted by the Company, which are valid and effective as of the Effective Date, shall remain eligible for vesting, and other unvested restricted stock unit awards shall be automatically forfeited as of the Effective Date. The Company will provide Dr. Chen with health insurance coverage for a period of 18 months from the Effective Date.
Mr. Wong, 59, has been the Company’s Chief Financial Officer since December 2018, and was promoted to Executive Vice President, from Senior Vice President, on January 1, 2022. Mr. Wong will also continue to serve in his current role as the Company's Executive Vice President and Chief Financial Officer.
In connection with Mr. Wong’s appointment as Interim CEO, the Board approved a monthly cash stipend of S$35,000, to be paid for each month of Mr. Wong’s service as Interim CEO through the date on which a new Chief Executive Officer is appointed by the Board. Where applicable, Mr. Wong will be paid pro-rated for any month of partial service based on the number of days in such month in which Mr. Wong serves as the Interim CEO.
Additionally, Mr. Wong will be granted S$600,000 in restricted stock units on the Effective Date (the “Grant Date”), which shall vest in full on the 1-year anniversary of the Grant Date, subject to his continued employment with the Company through such date. If Mr. Wong is terminated by the Company without Cause or if Mr. Wong resigns with Good Reason (as each term is defined in the Company’s Executive Severance Pay Plan), such restricted stock units shall vest in full upon such termination date.
Mr. Wong has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) and 404(a) of Regulation S-K in connection with his appointment as Interim Chief Executive Officer.

Item 7.01     Regulation FD Disclosure
On October 28, 2025, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 28, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: October 28, 2025	By:	/s/ LESTER WONG
	Name:	Lester Wong
	Title:	Executive Vice President, Interim Chief Executive Officer and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)